                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING: 25-FEB-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                                93-2A            93-2C            93-2D           93-2E.A
                                                          --------------   --------------   --------------   --------------
BEGINNING SECURITY BALANCE                                $19,720,887.41   $60,070,977.71   $34,363,554.15   $23,355,564.18
  Loans Repurchased                                                   --               --               --               --
  Scheduled Principal Distribution                             35,742.51       101,100.12       347,983.81       225,074.68
  Additional Principal Distribution                             6,114.74        11,136.19        33,251.62         7,161.26
  Liquidations Distribution                                           --       446,175.66       245,642.67               --
  Accelerated Prepayments                                             --               --               --               --
  Adjustments (Cash)                                                  --               --               --               --
  Adjustments (Non-Cash)                                              --               --               --               --
  Losses/Foreclosures                                                 --               --               --               --
  Special Hazard Account                                              --               --               --               --
                                                          --------------   --------------   --------------   --------------
                            Ending Security Balance       $19,679,030.16   $59,512,565.74   $33,736,676.05   $23,123,328.24
                                                          ==============   ==============   ==============   ==============

INTEREST DISTRIBUTION:
Due Certificate Holders                                   $   123,415.67   $   366,581.97   $   193,527.29   $   129,306.87
Compensating Interest                                                 --           513.88               --               --

  Trustee Fee (Tx. Com. Bk.)                                      221.86           750.89           429.54           253.02
  Pool Insurance Premium (PMI Mtg. Ins.)                              --               --               --         5,138.22
  Pool Insurance (GE Mort. Ins.)                                4,772.45               --         5,532.53               --
  Pool Insurance (United Guaranty Ins.)                               --               --               --               --
  Backup for Pool Insurance (Fin. Sec. Assur.)                        --               --               --               --
  Special Hazard Insurance (Comm. and Ind.)                       936.74               --               --               --
  Bond Manager Fee (Capstead)                                     312.25           750.89           501.14           291.94
  Excess Compensating Interest (Capstead)                             --               --               --               --
  Administrative Fee (Capstead)                                   534.11         2,502.98         1,073.86           827.18
  Administrative Fee (Other)                                          --               --               --               --
  Excess-Fees                                                         --               --               --               --
  Special Hazard Insurance (Aetna Casualty)                           --               --               --               --
  Other                                                               --               --               --               --
                                                          --------------   --------------   --------------   --------------
                            Total Fees                          6,777.41         4,004.76         7,537.07         6,510.36
                                                          --------------   --------------   --------------   --------------
 Servicing Fee                                                  5,804.49        15,616.38         9,502.96         6,281.44
 Interest on Accelerated Prepayments                                  --               --               --               --
                                                          --------------   --------------   --------------   --------------
                            Total Interest Distribution   $   135,997.57   $   386,716.99   $   210,567.32   $   142,098.67
                                                          ==============   ==============   ==============   ==============
LOAN COUNT                                                            77              234              189              126
WEIGHTED AVERAGE PASS-THROUGH RATE                            7.50974257        77.333242         6.758112         6.643738

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING: 25-FEB-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                               93-2E.B           93-2G           1995-A           1996-A
                                                          --------------   --------------   --------------   --------------
BEGINNING SECURITY BALANCE                                $67,640,892.98   $96,394,157.38   $21,471,220.47   $18,070,829.65
  Loans Repurchased                                                   --               --               --               --
  Scheduled Principal Distribution                            106,699.50       162,234.62        23,226.03        23,695.28
  Additional Principal Distribution                            15,329.12        81,196.36        52,817.13        10,422.27
  Liquidations Distribution                                   696,709.44     1,170,158.58     1,421,741.96       472,693.28
  Accelerated Prepayments                                             --               --               --               --
  Adjustments (Cash)                                                  --               --               --               --
  Adjustments (Non-Cash)                                              --               --               --               --
  Losses/Foreclosures                                                 --               --               --               --
  Special Hazard Account                                              --               --               --               --
                                                          --------------   --------------   --------------   --------------
                            Ending Security Balance       $66,822,154.92   $94,980,567.82   $19,973,435.35   $17,564,018.82
                                                          ==============   ==============   ==============   ==============
INTEREST DISTRIBUTION:
Due Certificate Holders                                   $   397,273.74   $   570,396.51   $   146,752.43   $   121,343.75
Compensating Interest                                           2,395.11         3,628.94               --               --

  Trustee Fee (Tx. Com. Bk.)                                      732.78         1,084.43           178.93           225.89
  Pool Insurance Premium (PMI Mtg. Ins.)                       14,881.00               --               --               --
  Pool Insurance (GE Mort. Ins.)                                      --               --         8,051.71         5,204.40
  Pool Insurance (United Guaranty Ins.)                               --               --               --               --
  Backup for Pool Insurance (Fin. Sec. Assur.)                        --               --               --               --
  Special Hazard Insurance (Comm. and Ind.)                           --               --               --               --
  Bond Manager Fee (Capstead)                                     845.51         1,204.93               --               --
  Excess Compensating Interest (Capstead)                             --               --         4,520.23           693.95
  Administrative Fee (Capstead)                                 2,395.74         4,016.56           557.28           752.98
  Administrative Fee (Other)                                          --               --               --               --
  Excess-Fees                                                         --               --               --               --
  Special Hazard Insurance (Aetna Casualty)                           --               --           492.05           414.13
  Other                                                               --               --               --               --
                                                          --------------   --------------   --------------   --------------
                            Total Fees                         18,855.03         6,305.92        13,800.20         7,291.35
                                                          --------------   --------------   --------------   --------------
 Servicing Fee                                                 17,649.19        23,864.96         6,709.82         4,962.52
 Interest on Accelerated Prepayments                                  --               --               --               --
                                                          --------------   --------------   --------------   --------------
                            Total Interest Distribution   $   436,173.07   $   604,196.33   $   167,262.45   $   133,597.62
                                                          ==============   ==============   ==============   ==============
LOAN COUNT                                                           242              365              104               67
WEIGHTED AVERAGE PASS-THROUGH RATE                              7.090424         7.145978         8.201812         8.057876

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING: 25-FEB-01
MASTER SERVICING DIVISION

DEAL REFERENCE                                               1996-B           1996-C.1         1996-C.2         1996-C.3
                                                          --------------   --------------   --------------   --------------
Beginning Security Balance                                $34,232,762.70   $ 4,689,767.13   $11,107,837.07   $ 8,558,240.34
  Loans Repurchased                                                   --               --               --               --
  Scheduled Principal Distribution                             41,433.05         4,601.08        12,594.54         8,146.30
  Additional Principal Distribution                             8,443.79            24.29         2,159.57         1,895.73
  Liquidations Distribution                                           --               --       135,947.31               --
  Accelerated Prepayments                                             --               --               --               --
  Adjustments (Cash)                                                  --               --               --               --
  Adjustments (Non-Cash)                                              --               --               --               --
  Losses/Foreclosures                                                 --               --               --               --
  Special Hazard Account                                              --               --               --               --
                                                          --------------   --------------   --------------   --------------
                            Ending Security Balance       $34,182,885.86   $ 4,685,141.76   $10,957,135.65   $ 8,548,198.31
                                                          ==============   ==============   ==============   ==============
INTEREST DISTRIBUTION:
Due Certificate Holders                                   $   232,393.58   $    34,547.93   $    79,206.50   $    60,679.47
Compensating Interest                                                 --               --               --               --

  Trustee Fee (Tx. Com. Bk.)                                      427.91            58.62            92.57            71.31
  Pool Insurance Premium (PMI Mtg. Ins.)                        9,251.40               --               --               --
  Pool Insurance (GE Mort. Ins.)                                      --         1,350.65               --               --
  Pool Insurance (United Guaranty Ins.)                               --               --               --         3,187.94
  Backup for Pool Insurance (Fin. Sec. Assur.)                    947.02               --               --               --
  Special Hazard Insurance (Comm. and Ind.)                           --               --               --               --
  Bond Manager Fee (Capstead)                                         --               --               --         1,932.01
  Excess Compensating Interest (Capstead)                             --               --           273.50               --
  Administrative Fee (Capstead)                                 1,426.38           234.50           231.45           346.97
  Administrative Fee (Other)                                          --               --               --               --
  Excess-Fees                                                         --               --               --               --
  Special Hazard Insurance (Aetna Casualty)                       989.90           107.47               --           247.48
  Other                                                               --               --               --               --
                                                          --------------   --------------   --------------   --------------
                            Total Fees                         13,042.61         1,751.24           597.52         5,785.71
                                                          --------------   --------------   --------------   --------------
 Servicing Fee                                                 10,168.76         1,465.56         2,588.57         2,674.44
 Interest on Accelerated Prepayments                                  --               --               --               --
                                                          --------------   --------------   --------------   --------------
                            Total Interest Distribution   $   255,604.95   $    37,764.73   $    82,392.59   $    69,139.62
                                                          ==============   ==============   ==============   ==============
LOAN COUNT                                                           126               22               56               41
WEIGHTED AVERAGE PASS-THROUGH RATE                              8.146357         8.839995         8.556823         8.779115